Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated January 30, 2026 with respect to the consolidated financial statements of Huadi International Group Co., Ltd. as of and for the year ended September 30, 2025 in this Registration Statement on Form F-3 and the related Prospectus of Huadi International Group Co., Ltd. filed with the Securities and Exchange Commission.

/s/ HTL International, LLC
Houston, TX
August 12, 2026